Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 12, 2008 relating to the financial statements of MacroChem Corporation for the years ended December 31, 2007 and 2006 included in this Form 10-K, into the Company’s previously filed Registration Statement Nos. 33-82298, 333-34533, 333-50402, 333-67058, 333-109554, 333-114724 and 333-124966 of MacroChem Corporation on Form S-3 and Registration Statement Nos. 33-48876, 33-85812, 333-28967 and 333-67080 of MacroChem Corporation on Form S-8.

/s/Vitale, Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, LTD.

March 12, 2008

Boston, Massachusetts

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